SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K



                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):
                          March 3, 1998



                   CONTINENTAL AIRLINES, INC.
     (Exact name of registrant as specified in its charter)



   Delaware                0-09781                 74-2099724
(State or other          (Commission             (IRS Employer
jurisdiction of          File Number)          Identification No.)
incorporation)



2929 Allen Parkway, Suite 2010, Houston, Texas            77019
  (Address of principal executive offices)             (Zip Code)


                         (713) 834-2950
      (Registrant's telephone number, including area code)
Item 5.Other Events.

On March 3, 1998, Continental Airlines, Inc. issued a press release, which is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits

              99.1  Press Release.

                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CONTINENTAL AIRLINES, INC.



                                   By /s/ Jeffery A. Smisek
                                      Jeffery A. Smisek
                                      Executive Vice President
                                      and General Counsel


March 3, 1998

                        EXHIBIT INDEX


99.1  Press release, dated March 3, 1998.

                                                    Exhibit 99.1


CONTINENTAL AIRLINES
AUTHORIZES STOCK REPURCHASE PROGRAM

     HOUSTON, March 3, 1998-- Continental Airlines (NYSE: CAI.B and CAI.A) announced today that its Board of Directors has authorized the expenditure of up to $100 million to repurchase the company's common stock or convertible securities. Continental currently has outstanding approximately 51 million Class B shares and 8.4 million Class A shares, and convertible securities (8.5% Convertible Trust Originated Preferred Securities and 6-3/4% Convertible Subordinated Notes) convertible into an aggregate of approximately 17.9 million Class B shares. The repurchases may be effected from time to time in accordance with applicable securities laws, through solicited or unsolicited transactions in the market or in privately negotiated transactions. No time limit was placed on the duration of the repurchase program. Subject to applicable securities laws, such purchases will be at times and in amounts as the company deems appropriate.

     In announcing the repurchase program, Larry Kellner, Continental's Chief Financial Officer, said "This program, which is designed to hold the number of diluted shares relatively constant for earnings per share purposes, reflects our confidence in the value of Continental's common stock."

     Continental is the fifth largest airline in the U.S., offering more than 2,000 departures daily to 125 domestic and 67 international destinations. Operating major hubs in Newark, Houston, Cleveland and Guam, Continental is strategically positioned for to Latin America and Europe via its Houston and Newark gateways.